	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
2014 FOURTH QUARTER AND YEAR END RESULTS

Company Achieves Record Sales and Net Income for Fourth Quarter and Full Year 2014

SEGUIN, Texas, March 4, 2015 - Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and year ended December 31, 2014.
Highlights

•	Record net sales for the fourth quarter of $223.9 million

◦	North American Industrial Division up 62%

◦	North American Agricultural Division up 6%

◦	European Division up 14%

•	Record net income for the fourth quarter of $11.4 million

•	Record net sales for full year of $839.1 million

•	Record net income for full year of $41.2 million

Net sales for the fourth quarter of 2014 were $223.9 million compared to net sales of $166.7 million for the fourth quarter of 2013, an increase of 34%. Net income for the quarter was $11.4 million, or $1.00 per diluted share, versus net income of $6.0 million, or $0.49 per diluted share in 2013, an increase of 104%. The results for the quarter included the effects of recent acquisitions, primarily the units of Specialized, which Alamo completed in May of 2014 and to a lesser extent Kellands, a UK company acquired in April, 2014 and Fieldquip in Australia, acquired in April, 2014. A summary outlining the effects these acquisitions had on the Company’s results is included as Attachments 1 and 2 to this earnings release. Excluding these acquisitions, net sales for the quarter were $173.5 million, and net income for the quarter was $8.6 million.

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ALAMO GROUP ANNOUNCES 2014 FOURTH QUARTER AND YEAR END RESULTS

Full Year Results

For full year 2014, net sales were $839.1 million versus $682.1 million in 2013, an increase of 23%. Net income for the year was $41.2 million, or $3.42 per diluted share, compared to $36.1 million, or $2.96 per diluted share in 2013, an increase of 14.0%. Net sales and net income for both the fourth quarter and full year of 2014 were records for Alamo Group.

On September 25, 2014, Alamo Group completed a repurchase and retirement of 849,690 shares of its common stock from Capital Southwest Venture Corporation for approximately $34.2 million in cash which was financed under the Company’s Amended and Restated Revolving Credit Agreement.
Sales by Division

The Company’s North American Industrial Division net sales in the fourth quarter of 2014 were $126.5 million compared to $78.1 million in the fourth quarter of 2013, an increase of 62%. For the full year the Division’s net sales were $436.0 million in 2014 compared to $297.9 million in 2013, an increase of 46%. The acquisition of the Specialized units accounted for the majority of the sales increase although organic growth was also strong in the Division, adding 10% in 2014 compared to 2013.

Alamo’s North American Agricultural Division had net sales of $51.0 million in the fourth quarter of 2014 compared to $48.1 million in the prior year, an increase of 6%. The Division’s full year net sales were $214.3 million in 2014 versus $219.4 million in 2013, a decrease of 2%. The decrease for the year reflected overall weaker agricultural market conditions in North America which were somewhat offset by the acquisitions of Fieldquip and Superior in Australia.

Net sales in Alamo Group’s European Division in the fourth quarter of 2014 were $46.4 million, an increase of 14% over net sales of $40.6 million achieved in 2013. The Division’s full year net sales were $188.7 million in 2014, 14% above the $164.9 million achieved in the prior year. Despite continued weakness in the overall European economy, the Company experienced organic growth mainly from its U.K. operations which were further enhanced by the acquisition of Kellands. In the fourth quarter, the Division’s results were negatively impacted by the effects of the strengthening U.S. Dollar compared to the U.K. Pound Sterling and the Euro.

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ALAMO GROUP ANNOUNCES 2014 FOURTH QUARTER AND YEAR END RESULTS

Alamo Group’s President and Chief Executive Officer, Ron Robinson commented, “This was a good quarter and a good year for our Company. It was also a very busy quarter as we worked hard to bring the year to a satisfactory close, continued with the integration of our recent acquisitions and successfully completed a public offering of 17% of our shares on behalf of a long term major shareholder. This offering was a follow on to our repurchase and retirement of 7% of the Company’s outstanding shares in the third quarter from the same shareholder, which together with the offering was substantially their total position in Alamo.

“We were pleased with the record results for both the quarter and the year, which were favorably impacted by our recent acquisitions. Even without the inclusion of these acquisitions, our results for the quarter and full year were at record levels with our organic growth in both the quarter and the year outpacing the overall growth in the economy. And, they were achieved despite certain headwinds that continue to affect some of the segments in which we operate.

“Our Industrial Division led the way as most of our product groups in the sector benefited from strong demand for our infrastructure maintenance equipment. This market has benefited by improving budget conditions at many governmental entities who are the primary end users for much of the Division’s products. Internal developments including the continuous introduction of an array of innovative, new and improved products contributed to this growth as well.

While sales in our Agricultural Division were down slightly for the year, we believe they did better than the sector in general with nearly all equipment manufacturers having been impacted by lower commodity prices and declining farm incomes. We feel the broad applicability of our products across the sector from large commercial farms down to small hobby farms is benefiting us. In addition, our products are used across a wide array of agriculture endeavors including row crop farming, ranching, orchards, and specialty farms. And, while we expect overall conditions in the ag sector will remain soft throughout 2015, we currently think we should perform somewhat better than the market itself for the same reasons described above.

“We were particularly pleased with the results achieved in our European Division in 2014 as here again we outpaced the overall market conditions which remained weak in most of the Eurozone. Our U.K. operations led the way as they benefited from improving local market conditions. They also did well in exports throughout the markets they serve. These improvements were achieved despite the effects, primarily in the fourth quarter, of currency changes as the stronger U.S. dollar reduced the translated

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ALAMO GROUP ANNOUNCES 2014 FOURTH QUARTER AND YEAR END RESULTS

value of earnings in the local currencies in which we conduct business in Europe, mainly the U.K. Pound Sterling and the Euro. While we feel good about the prospects for further improvement in our European Division in 2015, a continuing strong dollar will negatively impact our consolidated results there. It will also have a negative effect in other countries in which we operate such as Canada and Australia.

“As noted above, we are pleased with the progress we made excluding acquisitions, but we are even more pleased with our results with the acquisitions. All three acquisitions completed in 2014 were strategic fits for Alamo, and the scale of the addition of the units of Specialized was an important step in Alamo’s development. This was the largest acquisition we have done by any measure and its partial year contribution to our Company was significantly accretive to our results. The ongoing integration of Specialized is proceeding at a good pace and we feel they will be a major contributor to our results in 2015 and beyond.

“As a result we are optimistic about the outlook for 2015. While we remain concerned by weakness in the agriculture sector, uncertain economic conditions in Europe and other parts of the world, and the impact of the strong dollar, we are confident about the long term prospects for Alamo.”

Earnings Conference Call

Alamo Group will host a conference call to discuss fourth quarter and year end 2014 financial results on Thursday, March 5, 2015 at 11:00 a.m. Eastern (10 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific).  Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 888-539-3678 (domestic) or 719-325-2144 (internationally). For interested individuals unable to join the call, a replay will be available until Thursday, March 12, 2015 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 5181685.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, March 5, 2015, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

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About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,070 employees and operates 24 plants in North America, Europe and Australia as of December 31, 2014. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$39,533	$63,960
Accounts receivable, net	175,008	151,396
Inventories	166,088	109,104
Other current assets	12,673	12,493
Total current assets	393,302	336,953

Rental equipment, net	33,631	—

Property, plant and equipment	71,170	61,904

Goodwill	72,407	32,073
Intangible assets	56,984	5,500
Other non-current assets	2,108	2,046

Total assets	$629,602	$438,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$47,741	$45,593
Income taxes payable	52	1,126
Accrued liabilities	41,002	33,482
Current maturities of long-term debt and capital lease obligations	551	420
Other current liabilities	21	—
Total current liabilities	89,367	80,621

Long-term debt, net of current maturities	190,024	8
Deferred pension liability	5,714	2,538
Other long-term liabilities	5,656	3,494
Deferred income taxes	1,171	1,350

Total stockholders’ equity	337,670	350,465

Total liabilities and stockholders’ equity	$629,602	$438,476

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Fourth Quarter Ended		Year Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
North American
Industrial	$126,475	$78,075	$436,018	$297,857
Agricultural	51,011	48,108	214,326	219,354
European	46,425	40,559	188,711	164,879
Total Sales	223,911	166,742	839,055	682,090

Cost of sales	175,539	130,391	649,827	523,580
Gross margin	48,372	36,351	189,228	158,510
	21.6%	21.8%	22.6%	23.2%

Operating Expenses	32,661	28,240	126,564	107,773
Goodwill Impairment	—	—	—	—
Income from Operations	15,711	8,111	62,664	50,737
	7.0%	4.9%	7.5%	7.4%

Interest Expense	(1,257)	(264)	(4,037)	(1,161)
Interest Income	74	57	211	186
Other Income (Expense)	719	436	1,767	1,626

Income before income taxes	15,247	8,340	60,605	51,388
Provision for income taxes	3,896	2,316	19,454	15,294

Net Income	$11,351	$6,024	$41,151	$36,094

Net income per common share:

Basic	$1.01	$0.50	$3.47	$3.00

Diluted	$1.00	$0.49	$3.42	$2.96

Average common shares:
Basic	11,268	12,080	11,875	12,050

Diluted	11,403	12,262	12,039	12,212

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

In this earnings release, Alamo Group reports each of net sales, operating income and net income excluding the impact of acquisitions which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 1 to this earnings release contains a revenue reconciliation of these non-GAAP financial measures to the comparable GAAP financial measure. Attachment 2 discloses Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted EPS each adjusted to exclude the impact of inventory step up charge and transaction costs connected to the acquisitions and additional stock expense related to the accelerated vesting options to retirement eligible recipients, all of which are non-GAAP financial measures. The Company believes that providing Operating Income and Net Income exclusive of these adjustments, is useful to investors to allow better comparability of period-to-period operating preference. Attachment 2 sets forth a reconciliation of each such non-GAAP financial measure to its most directly comparable GAAP measure.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net Sales (consolidated) - GAAP	$223,911	$166,742	$839,055	$682,090
(less: net sales attributable to acquisitions)	(50,402)	(621)	(120,536)	(845)
Net Sales less acquisitions (consolidated) - non-GAAP	$173,509	$166,121	$718,519	$681,245

Net Sales (N.A. Industrial Division) - GAAP	$126,475	$78,075	$436,018	$297,857
(less: net sales attributable to acquisition)	(46,294)	—	(107,370)	—
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$80,181	$78,075	$328,648	$297,857

Net Sales (N.A. Agricultural Division) - GAAP	$51,011	$48,108	$214,326	$219,354
(less: net sales attributable to acquisitions)	(1,661)	(621)	(4,965)	(845)
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$49,350	$47,487	$209,361	$218,509

Net Sales (European Division) - GAAP	$46,425	$40,559	$188,711	$164,879
(less: net sales attributable to acquisition)	(2,447)	—	(8,201)	—
Net Sales less acquisitions (European Division) - non-GAAP	$43,978	$40,559	$180,510	$164,879

Operating Income (consolidated) - GAAP	$15,711	$8,111	$62,664	$50,737
(less: operating income attributable to acquisitions)	(3,643)	39	(9,841)	46
Operating Income less acquisitions (consolidated) - non-GAAP	$12,068	$8,150	$52,823	$50,783

Net Income (consolidated) - GAAP	$11,351	$6,024	$41,151	$36,094
(less: net income attributable to acquisitions)	(2,729)	25	(4,348)	34
Net Income less acquisitions (consolidated) - non-GAAP	$8,622	$6,049	$36,803	$36,128

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Operating Income - GAAP	$15,711	$8,111	$62,664	$50,737
(add: inventory step charge)	1,439	—	2,578	—
(add: transaction costs relating to acquisitions)	240	—	2,079	—
(add: stock option expense)	—	—	1,015	—
Adjusted Operating Income - non-GAAP	$17,390	$8,111	$68,336	$50,737

Net Income - GAAP	$11,351	$6,024	$41,151	$36,094
Adjustments (after tax):
(add: inventory step charge)	923	—	1,654	—
(add: transaction costs relating to acquisitions)	154	—	1,334	—
(add: stock option expense)	—	—	651	—
Adjusted Net Income - non-GAAP	$12,428	$6,024	$44,790	$36,094

Diluted EPS - GAAP	$1.00	$0.49	$3.42	$2.96
(add: inventory step charge)	0.08	—	0.14	—
(add: transaction costs relating to acquisitions)	0.01	—	0.11	—
(add: stock option expense)	—	—	0.05	—
Adjusted Diluted EPS - non-GAAP	$1.09	$0.49	$3.72	$2.96